   As filed with the Securities and Exchange Commission on November 17, 1999.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ELDORADO BANCSHARES, INC.
               (Exact name of issuer as specified in its charter)

                  DELAWARE                              33-0720548
        (State or other jurisdiction       (I.R.S. employer identification no.)
     of incorporation or organization)

           24012 CALLE DE LA PLATA, SUITE 340, LAGUNA HILLS, CA 92653
                    (Address of principal executive offices)

                                   ----------

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)

                                   ----------

                ROBERT P. KELLER                            Copy to:
           ELDORADO BANCSHARES, INC.                 MICHAEL K. KREBS, ESQ.
       24012 CALLE DE LA PLATA, SUITE 340         NUTTER, MCCLENNEN & FISH, LLP
             LAGUNA HILLS, CA 92653                  ONE INTERNATIONAL PLACE
                 (714) 699-4344                 BOSTON, MASSACHUSETTS 02110-2699
          (Name, address and telephone                   (617) 439-2000
          number of agent for service)


                         CALCULATION OF REGISTRATION FEE



                                                                 PROPOSED
                                                                  MAXIMUM
                                                                 OFFERING        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT BEING           PRICE PER      AGGREGATE OFFERING         AMOUNT OF
           BE REGISTERED                   REGISTERED              SHARE               PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
common stock,                          200,000 shares (1)       $10.64 (2)       $2,127,748.80 (2)           $591.51 (2)
     $.01 par value per share

(1) This Registration Statement covers 200,000 shares of common stock subject to the 1999 Stock Option Plan for Non-Employee Directors (the "Plan"). In addition, this Registration Statement also covers an indeterminate number of additional shares of common stock which may be issued under the Plan as a result of a stock split, stock dividend or other similar transaction.

(2) Calculated based on the weighted average of (i) 6,260 shares of common stock at $10.75 per share, (ii) 6,260 shares of common stock at $11.05 per share, (iii) 6,270 shares of common stock at $11.37 per share, (iv) 6,270 shares of common stock at $11.69 per share, (v) 6,270 shares of common stock at $12.02 per share, (vi) 6,270 shares of common stock at $12.36 per share and (vii) 162,400 shares of common stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act of 1933) at a price of $10.43 per share, which is the average of the high and low prices per share of the common stock as reported on the Nasdaq National Market on November 15, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Eldorado Bancshares, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999 and the amended Annual Report on Form 10-K/A filed with the Commission on April 29, 1999; and

         (b) The Company's Current Report on Form 8-K filed with the Commission on April 21, 1999, Quarterly Report on Form 10-Q for the months ended March 31, 1999 filed with the Commission on May 17, 1999, Definitive Proxy Statement filed with the Commission on June 15, 1999 and the Quarterly Report on Form 10-Q for the months ended June 30, 1999 filed with the Commission on August 16, 1999.

         (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 29, 1999 and updated in the Company's Quarterly Report on Form 10-Q filed with the Commission on August 16, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereunder has been passed upon by Nutter, McClennen & Fish, LLP. Michael K. Krebs, a partner of Nutter, McClennen & Fish, LLP, is Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

         Section 145 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 also provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

         The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law.

         The Company's By-laws provide that each person who was or is made party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Company, to the fullest extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow for similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

         Any person seeking indemnification under the By-laws by reason of the fact that he is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

         An Employment Agreement by and between the Company and Robert P. Keller, the President, Chief Executive Officer and a Director of the Company, provides that the Company will indemnify Mr. Keller against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, during his employment by the Company or its successors or thereafter, by reason of serving or having served as an officer or director of the Company or any of its subsidiaries or affiliates, or at its request as a director or officer of any organization in which the Company directly or indirectly owns shares or of which it is directly or indirectly a creditor, or at the request of the Company or any of its subsidiaries in any capacity with respect to any employment plan, all to the maximum extent permitted under applicable law.

         The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's certificate of incorporation and by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on the 12th day of November, 1999.

                                 ELDORADO BANCSHARES, INC.


                                 By: /s/ Robert P. Keller
                                     --------------------------------------
                                     Robert P. Keller
                                     President and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert P. Keller, John L. Gordon and Michael K. Krebs, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                           DATE


/s/ Robert P. Keller        President, Chief Executive
---------------------           Officer and Director           November 12, 1999
    Robert P. Keller

                            Executive Vice President,
/s/ John L. Gordon               Treasurer and
---------------------         Chief Financial Officer          November 12, 1999
    John L. Gordon

     SIGNATURE                        TITLE                           DATE

---------------------                 Director
    Ernest J. Boch

/s/ James A. Conroy                   Director                 November 12, 1999
---------------------
    James A. Conroy

---------------------                 Director
    Edward A. Fox

/s/ Charles E. Hugel                  Director                 November 12, 1999
---------------------
    Charles E. Hugel

/s/ Michell A. Johnson                Director                 November 12, 1999
---------------------
    Mitchell A. Johnson

/s/ K. Thomas Kemp                    Director                 November 12, 1999
---------------------
    K. Thomas Kemp

/s/ Jefferson W. Kirby                Director                 November 12, 1999
---------------------
    Jefferson W. Kirby

/s/ John B. Pettway                   Director                 November 12, 1999
---------------------
    John B. Pettway

/s/ Henry T. Wilson                   Director                 November 12, 1999
---------------------
    Henry T. Wilson

/s/ Paul R. Wood                      Director                 November 12, 1999
---------------------
    Paul R. Wood

                                  EXHIBIT INDEX


EXHIBIT NO.       TITLE
   4.1            1999 Stock Option Plan for Non-employee Directors

   5.1            Opinion of Nutter, McClennen & Fish, LLP

  23.1            Consent of Nutter, McClennen & Fish, LLP (Contained in
                  Exhibit 5.1)

  23.2            Consent of PricewaterhouseCoopers LLP

  24.1 Power of Attorney (Contained in Part II of this registration statement)